SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

This Second Amendment to Agreement of Purchase and Sale ("Amendment") is made and entered into as of May 19, 2017 (the "Effective Date"), by and between Phase II Boulevard Place, LP, a Texas limited partnership ("Seller"), and Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership ("Buyer").

Recitals:

Seller and Buyer entered into an Agreement of Purchase and Sale dated as of March 21, 2017, and covering certain real and personal property, located in Houston, Harris County, Texas, more fully described therein. Said Agreement of Purchase and Sale was subsequently amended as reflected in a First Amendment to Agreement of Purchase and Sale between Seller and Buyer dated as of April 13, 2017, and as so amended, is hereinafter called the "Agreement".

Seller and Buyer now desire to amend the Agreement in certain respects, as more fully set forth hereinafter.

Amendments:

In consideration of the mutual agreements herein set forth, Seller and Buyer hereby agree as follows:

1. Title Company. The first sentence of Section 1.2(b)(1) of the Agreement is amended by replacing "Commonwealth Land Title Insurance Company" therein with "Chicago Title Insurance Company", reinsured to the extent of fifty percent (50%) of the amount of the insurance by First American Title Insurance Company. In addition, Section 1.2(b)(1) of the Agreement is further amended by adding the following at the end thereof: "Notwithstanding the foregoing or any other provision of this Agreement to the contrary, however, Seller and Buyer agree as follows. For purposes of title examination pursuant to the provisions of this Agreement, Chicago Title – Commercial ("Chicago Title"), 712 Main Street, Suite 2000, Houston, Texas 77002, Attn: Reno Hartfiel, telephone 713-229-8484, e-mail reno.hartfiel@fnf.com, shall examine title and shall be paid fifty percent (50%) of that portion of the title insurance premiums not being paid to title underwriters, with the remaining fifty percent (50%) of such portion being retained by Charter Title for handling the closing and escrow services. In addition, Exhibit E-3 to the Agreement is amended to delete therefrom the phrase "Stewart Title Guaranty Company" and insert in lieu thereof the name of the Title Company, acting as agent for Chicago Title Insurance Company, and otherwise address such affidavit to the Title Company, acting as agent for Chicago Title Insurance Company and its reinsurers, in respect of the Seller's Affidavit to be furnished by Seller to the Title Company.

2. Vendor's Lien, Etc.. Section 8.3(a) of the Agreement is amended to provide that the Deed form attached as Exhibit C to the Agreement shall be subject to modification to reflect the reservation and assignment to Buyer's lender of a vendor's lien, in such manner as may be reasonably required by Buyer's lender, provided that Seller is notified of any such change requested by Buyer's lender at least two (2) Business Days prior to Closing.

3. Phase IIB Parcel. The Agreement is amended to provide that unless otherwise requested by Buyer, by notice to Seller received at least two (2) Business Days prior to Closing, the Phase IIB Parcel and related assets shall be conveyed at Closing to a grantee owned and controlled by, or under common ownership and control with, Buyer, separately from the balance of the Property, and that Seller shall provide such other cooperation as Buyer may reasonably request in connection with the desired separate conveyancing of the Phase IIB Parcel and related assets to said grantee. The legal description of the Phase IIB Parcel used by Seller for such purpose shall be as provided by Buyer at least two (2) Business Days prior to Closing.

4. Parking Restriping. Seller and Buyer agree that Seller has caused the parking spaces in the Phase II Garage to be restriped to Buyer's satisfaction so as to add fourteen (14) parking spaces to the Phase II Garage, in a manner and at locations as agreed to by Seller and Buyer. Buyer agrees to pay one-half (1/2) of the reasonable cost thereof at Closing. This Section 4 shall survive Closing.

5. Tax Protest. Buyer acknowledges and agrees that Seller has settled its protest of ad valorem tax assessment for the Property for the 2016 tax year, and Seller shall pay all taxes due and payable on the Property for such tax year. Buyer agrees and acknowledges that any tax protest of ad valorem tax assessment for the Property for the 2017 tax year shall be at Buyer's sole option and risk, and that any costs incurred by Buyer in connection therewith shall be at Buyer's sole expense. This Section 5 shall survive Closing.

6. Whole Foods Expense Reconciliations. Reference is here made to the review and dispute by Whole Foods of the operating expense reconciliations for 2014, 2015 and 2016 (individually and collectively the "Reconciliations"). If Closing occurs, Seller will indemnify and hold harmless Buyer and its successors and assigns (including but not limited to any transferee of the Property by way of foreclosure deed or deed in lieu of foreclosure, and its successors and assigns) (all of the foregoing individually and collectively, the "Reconciliation Indemnified Parties") from and against any and all amounts owed to Whole Foods pursuant to the terms of the Whole Foods Lease in connection with the Reconciliations, including but not limited to any reimbursement to Whole Foods of any overcharges by Seller or any predecessor as landlord for operating expenses or other sums or charges in connection with the Reconciliations and any interest thereon, in any case solely to the extent required to be paid under the Whole Foods Lease. Buyer agrees that Seller shall be entitled to participate in the negotiations related to the settlement of the dispute related to the Reconciliations and no settlement of any dispute

regarding the Reconciliations shall be made with Whole Foods without the consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed. The obligations of Seller pursuant to this paragraph shall survive the Closing, and shall not be subject to the limitations on liability set forth in Section 9.19 of the Agreement. In furtherance of this paragraph, Section 9.19(b)(iii) of the Agreement is amended to add at the end thereof the following: ", and under the provisions of paragraph 6 of the Second Amendment to this Agreement". This Section 6 shall survive Closing.

7. FRC North Houston/HVAC Dispute. Reference is here made to the claims of FRC North Houston LLC ("FRC North") referenced in paragraph 7 of its proposed Tenant Estoppel to Seller, Buyer, Buyer's lenders, and their respective successors and assigns. Said claims, and any related claims or disputes, are hereinafter called the "FRC North HVAC Claims". Seller agrees to provide a credit to Buyer at Closing equal to $50,000.00 in full satisfaction of any liability of Seller to Buyer related to the FRC North HVAC Claims. Buyer shall be solely responsible for the resolution of the HVAC Claims. This Section 7 shall survive Closing.

8. Estoppel Threshold. Buyer agrees that (i) it has approved the signed estoppels from all Required Tenants other than Whole Foods, and Verizon, (ii) it will approve the estoppel from Verizon, if same is signed and delivered to Buyer prior to Closing in the same form as contemplated by the e-mail from Verizon, as forwarded by Kaci Hancock to Buyer's counsel and others at 3:38 p.m., on Wednesday, May 17, 2017, and (iii) it will approve the estoppel from Whole Foods if the same is signed and delivered to Buyer prior to Closing in the form of Exhibit A hereto and incorporated herein. In the event of any further tenant-requested changes to any of the estoppels from Whole Foods or Verizon, Buyer agrees to negotiate reasonably and in good faith in regards to any such changes. Seller agrees to continue cooperating with Buyer to obtain a revised estoppel from Regus, FRC North Houston and FRC True Foods prior to Closing, but accepts the ones previously delivered for purposes of satisfying the Estoppel Threshold. No tenant estoppels shall be deemed to be untimely, for purposes of the requirement of Section 8.4(a) of the Agreement that all estoppel certificates be dated no more than forty-five (45) days from the Closing Date, due to the extension of the Closing Date provided for in paragraph 9 of this Amendment, or any further extension as may be agreed upon by Seller in its sole and absolute discretion.

9. Closing Date. The Closing Date is extended to be May 31, 2017, or such earlier date as may be provided for by at least three (3) business days' notice from Buyer to Seller as provided for in Section 8.2 of the Agreement. In consideration of Seller's agreement to extend the Closing Date, Buyer hereby instructs the Title Company to deliver ~~the entire~~ a portion of the Deposit, in the amount of ~~$3,950,000.00~~ $2,000,000.00 to Seller upon Title Company's receipt of a signed copy of this Amendment; provided, however, that Seller shall remain obligated to return the Deposit, less the Independent Consideration, if Buyer is entitled to receive the Deposit pursuant to the terms of the Agreement.

TPW OKH 5/18/17 TPW

10. Security Deposits. Seller agrees that the credits for security deposits held by Seller under Leases, to be provided to Buyer at Closing pursuant to Section 8.5(a), will include, without limitation, credits for security deposits in the amount of $6,869.68 and $8,160.00, as security deposits pursuant to the Leases with Basecoat LLC, and Vivian H. Yeh and William C. Yeh, respectively.

11. Assignment. Seller agrees to consent to the assignment and assumption of the Agreement between Buyer, as assignor, and Whitestone Houston BLVD Place LLC, a Delaware limited liability company, as assignee, as contemplated by Exhibit C attached hereto and incorporated herein, upon being presented with an executed version thereof by Buyer.

12. Miscellaneous. Except as expressly amended by this Amendment, all terms, conditions, and agreements set forth in the Agreement shall remain in full force and effect. In the event of an irreconcilable conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control. This Amendment (i) shall be binding upon Seller and Buyer and their respective successors and permitted assigns; (ii) shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America; and (iii) may be executed in several counterparts, and each counterpart when so executed and delivered shall constitute an original agreement, and all such separate counterparts shall constitute one and the same agreement. Scanned signatures to this Amendment shall have the same effect as original signatures. The Agreement, as amended by this Amendment, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. All capitalized terms used herein and not otherwise defined herein, which are defined in the Agreement, shall have the meanings ascribed to them in the Agreement. The term "Agreement" as used in the Agreement or in any other instrument, document or writing executed in connection therewith or herewith shall mean the Agreement as amended by this Amendment, unless clearly otherwise required by the context. Time is of the essence of the exercise and performance by the parties of their rights and obligations, respectively, under the Agreement.

[signature page follows]

IN WITNESS WHEREOF, this Amendment has been executed in multiple counterparts as of the date first above written.

SELLER: PHASE II BOULEVARD PLACE, LP, a Texas limited partnership

By: Phase II Boulevard Place GP, LLC, a Texas limited liability company, its general partner

By: Boulevard Place, L.P., a Texas limited partnership, its manager

By: Wulfe Boulevard Venture, LLC, a Texas limited liability company, its general partner

By: Edmond D. Wulfe
Name: EDMOND D. WULFE
Title: PRESIDENT

BUYER: WHITESTONE REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By: Whitestone REIT, a Maryland real estate investment trust, its general partner

By: David K. Holeman
Name: David K. Holeman
Title: Chief Financial Officer

EXHIBIT A
Form of Whole Foods Estoppel

TENANT ESTOPPEL CERTIFICATE

WHITESTONE REIT OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership
2600 S. Gessner Road Suite 500
Houston, Texas 77063-3223

American General Life Insurance Company
c/o AIG Investments
777 S. Figueroa Street, 16th Floor
Los Angeles, California 90017-5800
Attention: Vice President, Servicing –
Commercial Mortgage Lending

WHOLE FOODS MARKET ROCKY MOUNTAIN/SOUTHWEST, L.P., a Texas limited partnership ("Tenant") hereby acknowledges to the above-referenced addressees (individually and collectively, "Addressee"), at the request of PHASE II BOULEVARD PLACE, LP, a Texas limited partnership ("Landlord"), that, as of May 18, 2017:

1. Tenant is the Tenant under the Lease and related documents described on Exhibit A attached hereto and made a part hereof (collectively, the "Lease"). Capitalized terms used in this Certificate and not otherwise defined shall have the same meanings given to such terms in the Lease.

2. The Lease is in full force and effect in accordance with its terms, and has not been amended or modified except as set forth on Exhibit A. The Lease represents the entire agreement between Landlord and Tenant with respect to the Premises. There are no written side agreements or understandings between Landlord and Tenant.

3. No conditions to the full enforceability of the Lease remain unsatisfied.

4. Tenant has accepted, and is in possession of and conducting business from, the Premises and is paying rent under the Lease. All work to the Premises or other areas required of Landlord under the Lease has been fully completed as required under the Lease and such work and the Premises were accepted as satisfactory.

5. The Base Rent currently payable pursuant to the Lease is $170,199.25 per month. Tenant has paid Base Rent through May 31, 2017. Tenant has not prepaid any Base Rent. Tenant currently pays $71,425.26 per month as additional rent. The additional rent is subject to current year (2017) expense caps as follows: $3.64 per square foot for

controllable CAM expenses and $1.45 per square foot for security expenses and are subject to change pursuant to the operating expense review identified below in Section 6.

6. To Tenant's actual knowledge, except for the fact that Tenant is reviewing and disputing the 2014, 2015 and 2016 operating expense reconciliations: (a) no event of default by Tenant or Landlord has occurred, (b) no event has occurred that, with the giving of notice, the passage of time, or both, could constitute an event of default by Tenant or Landlord; and (c) Tenant has no claims, counter-claims, defenses or set offs against Landlord arising from the Lease.

7. Tenant has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises.

Landlord executes this Certificate to acknowledge that Landlord has no actual knowledge of any information or facts that contradict any of the statements made by Tenant in this Certificate.

The statements in this Certificate are to Tenant's actual knowledge as of the date hereof. This Certificate does not amend the Lease, impose new obligations or duties on Tenant under the Lease, increase any obligations or duties of Tenant under the Lease, or decrease any of Tenant's rights under the Lease, but shall serve to create an estoppel, as hereinafter provided. Tenant acknowledges that Addressee, its and their affiliates and its and their respective successors and assigns will be entitled to, and may, rely upon this estoppel certificate in connection with the purchase of the Development or any portion thereof, and the financing of the purchase of the Development or any portion thereof, by Addressee.

In no event shall the issuance of this Certificate subject Tenant to liability, other than to create an estoppel, subject to the conditions herein. This Certificate will not constitute a waiver with respect to any act of Landlord for which approval by Tenant was required, but which was not obtained. This Certificate shall not serve as an estoppel against Tenant (i) as between Tenant and Landlord; or (ii) as between Tenant and Addressee if Addressee has actual knowledge of facts contrary to the statements contained in this Certificate.

This Certificate may be electronically signed. Any electronic signatures, or any PDF or facsimile transmittal of original signature versions of this Certificate shall be considered to have the same legal effect as execution and delivery of the original document and shall be treated in all manner and respects as the original document. The parties represent and warrant to each other that (a) the undersigned person signing for the parties is duly authorized and empowered in all respects to execute and deliver this certificate on behalf of Tenant, and (b) this certificate is binding upon the parties and enforceable against the parties in accordance with its terms.

(Signature Page to Follow)

TENANT:

WHOLE FOODS MARKET ROCKY MOUNTAIN/SOUTHWEST, L.P.,
a Texas limited partnership

By:______________________
Its:______________________

LANDLORD:

PHASE II BOULEVARD PLACE, LP,
a Texas limited partnership

By:______________________
Its:______________________

EXHIBIT B
Intentionally Omitted

EXHIBIT C
Assignment and Assumption

ASSIGNMENT AND ASSUMPTION OF AGREEMENT OF PURCHASE AND SALE

This Assignment and Assumption of Agreement of Purchase and Sale ("Assignment") is entered into to be effective this ____ day of ________, 2017 (the "Effective Date"), by and between Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership ("Assignor") and Whitestone Houston BLVD Place LLC, a Delaware limited liability company ("Assignee").

RECITALS

WHEREAS, Phase II Boulevard Place, LP ("Seller"), as seller and Assignor, as buyer, entered into that certain Agreement of Purchase and Sale, dated effective as of March 21, 2017, for the purchase and sale of certain property known as 1 and 2 BLVD Place, located at 1700 Post Oak Boulevard, Houston, Texas, and the Frost Motor Bank, located at 1718 Sky Lark Lane, Houston, Texas, and certain other property more fully described therein, as said Agreement of Purchase and Sale has been amended (as so amended, the "Contract"); and

WHEREAS, Assignor desires to assign to Assignee all of Assignor's right, title and interest in and to the Contract, and Assignee desires to accept such assignment and assume all of Assignor's duties and obligations under the Contract, and to make certain related representations and warranties to Seller, all as more fully provided hereinafter;

NOW, THEREFORE, in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which is hereby acknowledged and confessed, and the agreements of Assignee set forth in this Assignment, (i) Assignor hereby assigns to Assignee, and Assignee hereby accepts the assignment of, all of Assignor's right, title and interest in and to the Contract, and (ii) Assignee hereby assumes all of Assignor's duties and obligations under the Contract. In addition, in order to induce Seller to consent hereto, Assignee hereby represents and warrants to Seller that (x) Assignee is an affiliate of Assignor, (y) Assignee is able to make, and does hereby make, with respect to Assignee the representations and warranties provided on the part of the buyer under the Contract provided for in Sections 3.5(e) and (g) of the Contract, as if made again by Assignee on and as of the date of this Assignment, and (z) Assignee agrees that all other terms and conditions of the Contract shall apply to Assignee, as fully as if Assignee were the original buyer pursuant to the Contract. Assignor acknowledges and agrees that it shall not be released from any of its obligations and liabilities under the Contract as a result of this Assignment.

This Assignment is conditioned upon the execution by Seller of its consent to this Assignment, as hereinafter provided.

[signature pages follow]

Executed to be effective on the date first written above.

ASSIGNOR:

Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership

By: Whitestone REIT, a Maryland real estate investment trust, its general partner

By:____________________________
Name:__________________________
Title:___________________________

ASSIGNEE:

Whitestone Houston BLVD Place LLC, a Delaware
limited liability company

By: Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership, its sole member

By: Whitestone REIT, a Maryland real estate investment trust, its general partner

By:____________________________
Name:__________________________
Title:___________________________

CONSENT

Reference is here made to the Assignment and Assumption of Agreement and Purchase and Sale (the "Assignment"), between Whitestone REIT Operating Partnership, L.P., as Assignor, and Whitestone Houston BLVD Place LLC, as Assignee, to which this Consent is attached. Capitalized terms used in this Consent which are defined in the Assignment shall have the same meanings in this Consent as in the Assignment.

Phase II Boulevard Place, LP, a Texas limited partnership and seller pursuant to the Contract, hereby consents to the Assignment, and to the assignment and assumption contemplated thereby subject to the terms thereof.

Executed effective as of the Effective Date.

Phase II Boulevard Place, LP, a Texas limited partnership

By: Phase II Boulevard Place GP, LLC, a Texas limited liability company, its general partner

By: Boulevard Place, L.P., a Texas limited partnership, its manager

By: Wulfe Boulevard Venture, LLC, a Texas limited liability company, its general partner

By:______________________________
Name:____________________________
Title:_____________________________